 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2020

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2020, iBio, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co., as underwriter (the “Underwriter”), pursuant to which the Company (i) agreed to issue and sell in an underwritten public offering (the “Offering”) 29,661,017 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company to the Underwriter and (ii) granted the Underwriter an option for 30 days to purchase up to an additional 4,449,152 shares of Common Stock that may be sold upon the exercise of such option by the Underwriter. The Shares were purchased by the Underwriter from the Company at a price of $1.0955 per share for net proceeds to the Company from the offering, excluding any proceeds that may be received from the exercise of the underwriter’s option to purchase additional shares, of approximately $32.3 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Offering was made pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-250973), which was previously filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The offering is expected to close on or about December 10, 2020, subject to customary closing conditions.. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

Pursuant to the Underwriting Agreement, the Company’s executive officers and directors entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement filed hereto, providing for a 90-day “lock-up” period with respect to sales of the Company’s common stock, subject to certain exceptions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Gracin & Marlow, LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the securities issued in the Offering. A copy of the opinion is filed herewith as Exhibit 5.1.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2020, Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Company’s 2020 Omnibus Equity Incentive Plan. A description of the 2020 Omnibus Equity Incentive Plan is set forth in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, which was filed on November 3, 2020 with the SEC (the “Definitive Proxy Statement”), in the section entitled “Proposal 5—APPROVAL OF THE IBIO, INC. 2020 OMNIBUS EQUITY INCENTIVE PLAN”, which is incorporated herein by reference. The description is qualified in its entirety by reference to the full text of the 2020 Omnibus Equity Incentive Plan, a copy of which is included as Exhibit 10.1 hereto and attached to the Definitive Proxy Statement as Appendix B.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 9, 2020, at the Annual Meeting, the Company’s stockholders voted on the following six (6) proposals and cast their votes as described below.  A total of 116,449,314 shares were represented in person or by proxy, which represented a quorum. These matters are described in detail in the Definitive Proxy Statement.

The final results for Proposals 1, 2, 3, 4, 5 and 6 as set forth in the Definitive Proxy Statement are as follows:

Proposal 1 — Election of Class III Directors.

The three (3) nominees named as Class III directors of our Board of Directors, each to serve a three-year term expiring at the 2023 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified were elected with the following votes:

Name of Director	Votes For	Withheld	Broker Non-Votes
1. Seymour Flug	35,022,765	5,011,003	76,529,582
2. John D. McKey, Jr.	34,268,753	5,765,015	76,529, 582
3. Gary Sender	34,821,134	5,212,634	76,529,582

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2021 based on the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
106,475,691	7,563,950	2,523,709	0

Proposal 3 — Approval of an advisory vote on Executive Compensation (“say-on-pay”).

Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Definitive Proxy Statement. The results of the voting for this approved proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,324,395	12,890,558	1,818,815	76,529,582

Proposal 4 — Approval of an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 275,000,000 to 425,000,000.

The Company’s stockholders did not approve Proposal 4.  The votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,045,807	48,072,070	3,445,473	0

Proposal 5 — Approval of the adoption of the iBio, Inc. 2020 Omnibus Equity Incentive Plan.

As further described above in Item 5.02 of this Current Report on Form 8-K, the stockholders approved the adoption of the iBio Inc. 2020 Omnibus Equity Incentive Plan. The results of the voting for this approved proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,877,117	12,023,209	2,133,442	76,529,582

Proposal 6 — Approval of the adjournment of the 2020 Annual Meeting, if the Board of Directors determines it to be necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of either proposals (4) or (5).

The Company’s stockholders approved Proposal 6.  The votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,822,640	31,255,189	5,425,521	0

Item 8.01. Other Events.

On December 7, 2020, the Company issued a press release announcing the launch of the Offering and on December 8, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 8, 2020, between iBio, Inc. and Cantor Fitzgerald & Co.

5.1	Opinion of Gracin & Marlow, LLP

10.1	iBio, Inc. 2020 Omnibus Equity Incentive Plan (incorporated by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 3, 2020)

23.1	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1)

99.1	Press Release dated December 7, 2020

99.2	Press Release dated December 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2020	IBIO, INC.

	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chief Executive Officer